UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2009

PACIFIC OFFICE PROPERTIES TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-9900	86-0602478
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

233 Wilshire Blvd. Suite 310 Santa Monica, California	90401
(Address of principal executive offices)	(Zip Code)

(310) 395-2083
(Registrant’s telephone number, including area code)

233 Wilshire Blvd. Suite 830 Santa Monica, California 90401
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.                      Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 18, 2009, Pacific Office Properties Trust, Inc. (the “Company”) determined that the  consolidated financial statements as of and for the year ended December 31, 2008 and  consolidated financial statements as of and for the quarterly periods ended March 31, 2009 and June 30, 2009 (collectively, the “Relevant Periods”) should no longer be relied on due to errors in  recording of certain non-cash fair value measurements of the noncontrolling interests represented by the common units of the Company’s operating partnership, Pacific Office Properties, L.P.,  upon adoption on January 1, 2009 of guidance issued by the Financial Accounting Standards Board for noncontrolling interests. As a result the Company will restate the financial statements for the Relevant Periods to correct the amounts previously reported in the non-controlling interests, additional paid in capital and retained deficit of our consolidated balance sheets.

The Company expects to file restated financial statements for the Relevant Periods as soon as practicable.  These restatements will have no effect on the Company’s results of operations, cash flows or total assets and liabilities.  The effects of the restatements on the Relevant Periods are as follows.

As of December 31, 2008	As Previously Reported	As Restated
Non-controlling interests	71,878	133,250
Additional paid in capital	12,089	-
Retained deficit	(7,044)	(56,327)

As of March 31, 2009	As Previously Reported	As Restated
Non-controlling interests	65,859	140,117
Additional paid in capital	12,439	-
Retained deficit	(8,253)	(70,072)

As of June 30, 2009	As Previously Reported	As Restated
Non-controlling interests	59,881	121,810
Additional paid in capital	12,488	-
Retained deficit	(9,524)	(58,965)

The Chairman of the Company’s Audit Committee and the Company’s principal financial officer discussed these issues with the Company’s independent registered public accountants.

The Company’s management, in consultation with the Company’s Audit Committee, has concluded that the error reported in this Item 4.02 constitutes a material weakness in the Company’s internal control over financial reporting as defined by the Public Company Accounting Oversight Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC OFFICE PROPERTIES TRUST, INC.

Dated: November 23, 2009	By:	/s/ Lawrence J. Taff
Lawrence J. Taff
Chief Financial Officer